EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Company Contact: John R. Festa President and CEO (678) 264-4400

CareCentric Announces Filing of Deregistration with
Securities and Exchange Commission

ATLANTA, GA (September 8, 2003) — CareCentric, Inc., (OTCBB: CURA) a leading provider of management information systems to the home health care community, announced today that it has filed a Form 15 with the Securities and Exchange Commission to cease reporting as a public company because it has less than 300 stockholders as a result of its merger on September 4, 2003 with an investor group (Borden Associates, Inc.) led by its major stockholder, John Reed, and his son, Stewart Reed. In addition, CareCentric’s common stock will no longer be eligible for quotation on the OTC Bulletin Board. The Company expects its common stock will cease being quoted on OTC by September 10, 2003.

        CareCentric provides information technology systems and services to over 1,500 customers. CareCentric provides freestanding, hospital-based and multi-office home health care providers (including skilled nursing, private duty, home medical equipment and supplies, IV pharmacy and hospice) complete information solutions that enable these home care operations to generate and utilize comprehensive and integrated financial, operational and clinical information. With offices nationwide, CareCentric is headquartered in Atlanta, Georgia.

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